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Exhibit 10.43

BASE SALARIES FOR NAMED EXECUTIVE OFFICERS

        As of March 1, 2005, the Compensation Committee of the Board of Directors of EFJ, Inc. has not modified the salaries of any named Executive Officer. The annual base salaries of Michael E. Jalbert, Massoud Safavi, James Ridgell, Kenneth Wasko, Terry A. Watkins, each of whom were EFJ, Inc. named executive officer for 2004, at the same levels as the 2004 annual base salaries, or $310,000, $211,192, $137,077, 184,904, and $100,324, respectively.

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  Exhibit 10.43